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                                                                     Exhibit 5.1


                        CHERNESKY, HEYMAN & KRESS P.L.L.
                                ATTORNEYS AT LAW
                       10 COURTHOUSE PLAZA SW, SUITE 1100
                               DAYTON, OHIO 45402
                                  P.O. BOX 3808
WRITER'S DIRECT DIAL         DAYTON, OHIO 45401-3808            WRITER'S E-MAIL
937/449-2832                      937/449-2800                   srw@chklaw.com

WRITER'S FAX                                                            WEBSITE
937/463-4947                                                      www.chklaw.com



                                                  August 17, 2004


The Sportsman's Guide, Inc.
411 Farwell Avenue
South St. Paul, Minnesota 55075

Gentlemen:

         We have acted as counsel for The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 of 600,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), issuable under the Company's 2004 Stock Incentive Plan (the "Plan") pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission.

         For purposes of rendering this opinion, we have examined such corporate records and proceedings of the Company, agreements and instruments and made investigation of such matters as in our judgment permit us to render an informed opinion on the matters set forth herein.

         Based on the foregoing, it is our opinion that the 600,000 shares of Common Stock issuable under the Plan have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Ohio and we express no opinion as to matters governed by any laws other than the State of Ohio, the federal laws of the United States, and the Minnesota Business Corporation Act (based solely upon our review of a standard compilation thereof).

         We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8.

                                           Very truly yours,

                                           /s/CHERNESKY, HEYMAN & KRESS P.L.L.

                                           Chernesky, Heyman & Kress P.L.L.